Exhibit 32
SECTION 1350 CERTIFICATION*
     In connection with the Quarterly Report of AirNet Systems, Inc. (the “Corporation”) on Form 10-Q for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Bruce D. Parker, Chairman of the Board, Chief Executive Officer and President, and Ray L. Druseikis, Vice President of Finance and Controller and Interim Chief Financial Officer, Treasurer and Secretary, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiaries.

/s/ Bruce D. Parker	/s/ Ray L. Druseikis

Bruce D. Parker	Ray L. Druseikis
Chairman of the Board, Chief Executive Officer and President	Vice President of Finance and Controller; Interim Chief Financial Officer, Treasurer and Secretary

Dated: November 13, 2007	Dated: November 13, 2007
*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification vshall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this certification by reference into any such filing.

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